CONTACTS:
         Kristi DesJarlais 281-293-5089
         Carlton Adams     281-293-1043


                         CONOCOPHILLIPS MERGER COMPLETED

         HOUSTON, Aug. 30, 2002 --- ConocoPhillips [NYSE:COP] has completed the merger of Conoco Inc. [NYSE:COC] and Phillips Petroleum Company [NYSE:P], following clearance by the U.S. Federal Trade Commission earlier today. Shareholders of both companies and all U.S. and foreign regulatory authorities cleared the merger earlier this year.

         ConocoPhillips is the third-largest integrated U.S. energy company. On a global basis, it is the sixth-largest publicly held energy company based on hydrocarbon reserves and production, and it is the fifth-largest global refiner.

         ConocoPhillips has net proved reserves of 8.7 billion barrels of oil equivalent (BOE), daily oil and natural gas production of 1.7 million BOE, and a refining capacity of 2.6 million barrels per day, and has assets of $75 billion.

         "Today marks the creation of a new international integrated major energy company, with the assets, talent, financial strength and technology needed to achieve superior results for all stakeholders," said Jim Mulva, president and chief executive officer of ConocoPhillips. "We possess a diversified global portfolio of legacy assets and growth projects, as well as a commitment to financial discipline and operating excellence. Delivering on our portfolio of organic opportunities, together with highgrading our investments and capturing synergies, will provide a high-quality earnings base that will drive shareholder value."

         Each share of Phillips common stock has been converted into one share of ConocoPhillips common stock, and each share of Conoco common stock has been converted into 0.4677 of a share of ConocoPhillips common stock. Information regarding exchange of share certificates will be sent to former Phillips and Conoco shareholders as soon as practicable. Beginning September 3, ConocoPhillips'

                                     -more-

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ConocoPhillips Merger Completed
Page 2

stock will be listed on the New York Stock Exchange under the symbol "COP".

         "ConocoPhillips combines two successful energy industry pioneers into a global energy company that is focused on providing safe, clean and sustainable energy for the world and exceptional value for our shareholders," said Archie W. Dunham, chairman of the board of ConocoPhillips. "With skilled and dedicated employees, a strong balance sheet, upstream investment opportunities, and greater operational efficiency, ConocoPhillips is a tough new major competitor in the international petroleum industry."

         ConocoPhillips is a major international integrated energy company with operations in some 49 countries. Headquartered in Houston, the company has assets of $75 billion, net proved reserves of 8.7 billion barrels of oil equivalent (BOE), and daily production of 1.7 million BOE.

                                      # # #


08/30/02
www.conocophillips.com



      CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
             OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about the management and operations of ConocoPhillips. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which ConocoPhillips expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: costs related to the merger; and other economic, business, competitive and/or regulatory factors affecting ConocoPhillips' business generally as set forth in filings with the SEC by Conoco and Phillips prior to the merger and by ConocoPhillips. ConocoPhillips is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. For more information, visit the company's Web site at www.conocophillips.com.